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Exhibit 99.7

NORTHWEST COMMUNITY BANK
EMPLOYEE STOCK OPTION PLAN

1.
Purpose of the Plan. The purpose of this plan is to provide additional incentives to key employees of Northwest Community Bank and any of its future Subsidiaries, thereby helping to attract and retain the best available personnel for positions of responsibility with said corporations and otherwise promoting the success of the business activities of said corporations. It is intended that Options issued pursuant to this Plan shall constitute either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or nonqualified stock options.

2.
Definitions. As used herein, the following definitions shall apply:

(a)
"Board" shall mean the Board of Directors of the Employer.

(b)
"Common Stock" shall mean the Employer's common stock, par value $1.00 per share.

(c)
"Committee" shall mean the Board or the Committee appointed by the Board in accordance with subparagraph 4(a) of the Plan.

(d)
"Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other approved leave of absence.

(e)
"Employee" shall mean any person employed by the Employer or any Parent or Subsidiary of the Employer which is hereafter organized or is acquired by the Employer.

(f)
"Employer" shall mean Northwest Community Bank, a Washington banking corporation.

(g)
"Option" shall mean a stock option granted pursuant to the Plan. Options shall include both Incentive Stock Options under Section 422A of the Internal Revenue Code and Nonqualified Stock Options.

(h)
"Optioned Stock" shall mean the Common Stock subject to an Option.

(i)
"Optionee" shall mean an Employee who receives an Option.

(j)
"Plan" shall mean this Employee Stock Option Plan.

(k)
"Parent" shall mean any corporation having a relationship with the Employer as described in Section 425(e) of the Internal Revenue Code.

(l)
"Shareholder-Employee" shall mean an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 425(d) of the Internal Revenue Code shall apply.

(m)
"Subsidiary" shall mean any bank or other corporation of which not less than 50% of the voting shares are held by the Employer or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Employer or a Subsidiary.

3.
Stock Subject to Options.

(a)
Number of Shares Reserved. The maximum number of shares which may be optioned and sold pursuant to the Plan shall be 15,000 shares of the Common Stock of the Employer (subject to adjustment as provided in subparagraph 6(i) of the Plan). During the term of this Plan, the Employer will at all times reserve and keep available a sufficient number of shares of its Common Stock to satisfy the requirements of the Plan.

  (b)
  Expired Options. If any outstanding Option expires or becomes unexercisable for any reason without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall again become available for other Options.

4.
Administration of the Plan.

(a)
The Committee. The Plan shall be administered by the Board directly, acting as a Committee of the whole, or if the Board elects, by a separate Committee appointed by the Board for that purpose and consisting of at least three Board members. All references in the Plan to the "Committee" shall refer to such separate Committee, if any is established, or if none is then in existence, shall refer to the Board as a whole. Once appointed, any such Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefor, and fill vacancies however caused. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

    At all times, a majority of the members of the Committee shall consist of members of the Board who are not eligible to receive Options under the Plan. Members of the Committee who are either eligible for Options or who have been granted Options shall be counted for all purposes in determining the existence of a quorum at any meetings of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or administration of the Plan, except only that no such members shall vote or otherwise act upon the grant or the modification of the terms of any Option granted or to be granted to himself.

    At least annually, the Committee shall present a written report to the Board indicating the Employees to whom Options have been granted since the date of the last such report, and in each case the date or dates of Options granted, the number of shares optioned, and the Option price per share.

    At all times, the Board shall have the power to remove all members of the Committee and thereafter to directly administer the Plan as a Committee of the whole.

  (b)
  Powers of the Committee. Subject to all provisions and limitations of the Plan, the Committee shall have the authority and discretion:

  (1)
  to determine the Employees to whom Options are to be granted, the times of grant, and the number of shares to be represented by each Option;

  (2)
  to determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of subparagraph 6(b) of the Plan in the case of Incentive Stock Options;

  (3)
  to determine all other terms and conditions of each Option granted under the Plan (including specifying the dates upon which Options become exercisable), which need not be identical;

  (4)
  to modify or amend the terms of any Option previously granted, or to grant substitute Options, subject to the provisions of subparagraphs 6(1) and 6(m) of the Plan;

  (5)
  to interpret the Plan;

  (6)
  to authorize any person or persons to execute and deliver Option agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options by the Committee;

    (7)
    to make all other determinations and take all other actions which the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions.

    All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting thereof.

    All decisions, determinations and interpretations of the Committee shall be final and binding upon all persons, including all Optionees and any other holders or persons interested in any Options, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

5.
Eligibility. Options may be granted only to Employees whom the Committee, in its discretion, determines to be key Employees.

  Granting of Options pursuant to the Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any Employee any right to receive any Option or Options pursuant to the Plan unless and until said Options are granted by the Committee, in its sole discretion. Neither the adoption of the Plan nor the granting of any Options pursuant to the Plan shall confer upon any Employee or Optionee any right with respect to continuation of employment, nor shall the same interfere in any way with his right or with the right of the Employer or any Subsidiary to terminate his employment at any time.

6.
Terms and Conditions of Options. All Options granted pursuant to the Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions:

(a)
Number of Shares: Annual Limitation. Each Option agreement shall state whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of shares subject to Option. Any number of Options may be granted to a single eligible Employee at any time and from time to time, except that, in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by such Employee in any one calendar year (under all incentive stock option plans of the Employer, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

(b)
Option Price and Consideration. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price, not less than the par value, as is determined by the Committee, but, in the case of Incentive Stock Options, shall in no event be less than the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

    In the case of an Incentive Stock Option granted to an Employee who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

    The fair market value shall be determined by the Committee in its discretion; provided, however, that in the event that there is a public market for the Common Stock, the fair market value shall be the mean of the bid and asked prices of the Common Stock as of the date of grant as reported on the National Association of Securities Dealers Automatic

    Quotation System (NASDAQ), or, in the event the Common Stock is listed on a stock exchange, the fair market value shall be the closing price on the exchange as of the date of grant of the Option.

    The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if approved by the Board, other consideration including without limitation Common Stock of the Employer, services, or other property.

  (c)
  Term of Option. No Incentive Stock Option granted pursuant to the Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee shall be for not more than five (5) years from the date of grant thereof. Subject to the foregoing and other applicable provisions of the Plan including but not limited to subparagraph 6(e) herein, the term of each Option shall be determined by the Committee in its discretion.

  (d)
  Manner of Exercise; Rights as Shareholder. An Option shall be deemed to be exercised when written notice of exercise has been given to the Employer in accordance with the terms of the Option by the person entitled to exercise the Option,, together with full payment for the shares of Common Stock subject to said notice.

  (e)
  Death of Optionee. In the event of the death of an Optionee who at the time of his death was an Employee and who had been in Continuous Status as an Employee since the date of grant of the Option, the Option shall terminate on the earlier of (i) one year after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that if the expiration date of a Nonqualified Stock Option should occur during the 90-day period immediately following the Optionee's death, such Option shall terminate at the end of such 90-day period. The Option shall be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

  (f)
  Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of section 22(e)(3) of the Internal Revenue Code) and if said Optionee had been in Continuous Status as an Employee at all times between the date of grant of the Option and the termination of his status as an Employee, his Incentive Stock Option shall terminate on the earlier of (i) one year after the date of termination of his status as an Employee, or (ii) the expiration date otherwise provided in his Option agreement.

  (g)
  Termination of Status as an Employee.

      (1)  If an Optionee's status as an Employee is terminated at any time after the grant of his Option for any reason other than death or disability, as provided in subparagraphs (e) and (f) above, and not by reason of fraud or willful misconduct, as provided in (2) below, his Option shall terminate on the earlier of (i) the same day of the third month after the date of termination of his status as an Employee, or (ii) the expiration date otherwise provided in his option agreement. (2)  If an Optionee's status as an Employee is terminated at any time after the grant of his Option by reason of fraud or willful misconduct, then his Option shall terminate on the date of termination of his status as an Employee.

  (h)
  Non-transferability of Options. No Option granted pursuant to the Plan may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

  (i)
  Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Employer, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock available for grant of additional Options, and the price per share of Common Stock specified in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Employer; provided, however, that conversion of any convertible securities of the Employer shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

    No Incentive Stock Option shall be adjusted by the Committee pursuant to this subparagraph 6(i) in a manner which causes the Incentive Stock Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code.

    Except as otherwise expressly provided in this subparagraph 6(i), no Optionee shall have any rights by reason of any stock split or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock. Except as otherwise expressly provided in this subparagraph 6(i), any issue by the Employer of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect the number of shares or price of Common Stock subject to any options, and no adjustments in Options shall be made by reason thereof. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure.

  (j)
  Date of Grant of Option. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Said date of grant shall be specified in the Option agreement.

  (k)
  Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Employer with respect to such compliance.

    As a condition to the exercise of an Option, the Employer may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Employer, such a representation is required by any of the aforementioned relevant provisions of law.

  (l)
  Merger, Sale of Assets, Etc. In the event of the merger or reorganization of the Employer with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of the Employer, or in the event of a proposed dissolution or liquidation of the Employer (collectively, "sale transaction"): (1) all outstanding Options that are not then fully exercisable shall become exercisable upon the date of closing of any sale transaction or such earlier date as the Committee may fix; and (2) the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his Option prior to said termination date.

  (m)
  Substitute Stock Options. In connection with the acquisition or proposed acquisition by the Employer or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted incentive stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan which confers upon the Optionee substantially the same benefits as the old option; provided, however, that the issuance of any new Option for an old incentive stock option shall satisfy the requirements of Section 425(a) of the Internal Revenue Code.

  (n)
  Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

  (o)
  Other Provisions. Option agreements executed pursuant to the Plan may contain such other provisions as the Committee shall deem advisable, provided in the case of Incentive Stock Options that the provisions are not inconsistent with the provisions of Section 422A(b) of the Internal Revenue Code or with any of the other terms and conditions of this Plan.

7.
Term of the Plan. The Plan shall become effective on the earlier of (a) the date of adoption of the Plan by the Board; or (b) the date of shareholder approval of the Plan as provided in paragraph 9 of the Plan. Unless sooner terminated as provided in subparagraph 8(a) of the Plan, the Plan shall terminate on the tenth anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

8.
Amendment or Early Termination of the Plan.

(a)
Amendment or Early Termination. The Board may terminate the Plan at any time. Subject to the prior approval of the Washington Supervisor of Banking, the Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without, approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

      (1) increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under subparagraph 6(i) of the Plan; or

      (2) change the designation of the class of Employees eligible to be granted Options, as provided in paragraph 5 of the Plan.

  (b)
  Effect of Amendment or Termination. No amendment or termination of the Plan shall affect Options granted prior to such amendment or termination, and all such Options shall remain in full force and effect notwithstanding such amendment or termination.

9.
Shareholder Approval. continuance of the Plan shall be subject to approval of the Plan by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Employer at a duly convened meeting of the shareholders of the Employer, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

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NORTHWEST COMMUNITY BANK EMPLOYEE STOCK OPTION PLAN